EXHIBIT 99.1
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                                                                            AXIS



                          AXIS Capital Holdings Limited
                               106 Pitts Bay Road
                             Pembroke, Bermuda HM08
                       Tel. 441.296.2600 Fax 441.296.3140
                               www.axiscapital.com

FOR IMMEDIATE RELEASE

Investor Contacts                                              Media Contacts
Andrew Cook / Linda Ventresca                                  Laura Accettella
AXIS Capital Holdings Limited                                  Kekst and Company
info@axiscapital.com                                           (212) 521-4859
(441) 297-9513



              AXIS CAPITAL COMMENTS ON IMPACT OF HURRICANE KATRINA


Pembroke, Bermuda, September 9, 2005 - AXIS Capital Holdings Limited ("AXIS Capital") (NYSE: AXS) today announced that net losses related to Hurricane Katrina are estimated to be within its current expectations of consolidated operating income for the 2005 calendar year, assuming no other large loss events during the year. Katrina losses are expected to arise in both our insurance and reinsurance segments. Our net loss estimates are derived from a combination of the output of industry models, a review of in-force contracts and preliminary indications from clients. Our actual losses from Hurricane Katrina may ultimately differ materially from our estimated losses.

John Charman, AXIS Capital's CEO and President commented, "Hurricane Katrina has resulted in a desperate human tragedy. We recognize the scale of the devastation to the community and businesses in the affected areas and are working diligently to provide consistency and good service to our clients."

"We believe that Hurricane Katrina will present unprecedented losses to the insurance and reinsurance industry. By design, we have built a diverse portfolio of severity-exposed specialty business since our inception. Therefore, we would expect to have a material loss following an event of this magnitude. We have been prudent in managing our exposure relative to our total capital base and believe that our estimated earnings for 2005 will absorb our estimated net losses. We are well-positioned to participate actively in the market and to continue to provide consistency, service and security to our clients following this event."

AXIS Capital is a Bermuda-based global provider of specialty lines insurance and treaty reinsurance with shareholders' equity at June 30, 2005 in excess of $3.1 billion and locations in Bermuda, the United States, Europe and Singapore. Its operating subsidiaries have been assigned a rating of "A" ("Excellent") by A.M. Best and a rating of "A" ("Strong") by Standard & Poor's. AXIS Capital has been assigned a senior unsecured debt rating of Baa1 (stable) by Moody's Investors Service and BBB+ (stable) by Standard & Poor's. For more information about AXIS Capital, visit our website at www.axiscapital.com.

Cautionary Note Regarding Forward-Looking Statements

Statements regarding the impact of Hurricane Katrina contained in this release are forward-looking statements within the meaning of the U.S. federal securities laws. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Important factors that could cause actual events or results to be materially different from our expectations include our losses relating to Hurricane Katrina exceeding current estimates, complex coverage and regulatory issues such as whether such losses result from storm surge or flood and the impact of such losses on our reinsurers. Additional factors that could cause actual events or results to be materially different from our expectations include (1) our limited operating history, (2) the occurrence of natural and man-made disasters, (3) actual claims exceeding our loss reserves, (4), failure of any of the loss limitation methods we employ, (5) effects of emerging claims and coverage issues, (6) the failure of our cedants to adequately evaluate risks, (7) the loss of one or more key executives, (8) a decline in our ratings with rating agencies, (9) loss of business provided to us by our major brokers, (10) changes in governmental regulations, (11) increased competition and (12) general economic conditions. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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